UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:  November 20, 2017

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 3811 New York, NY 10004
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K regarding the Note Purchase Agreement (as defined below) and the ABL Credit Agreement (as defined below) is incorporated herein by reference.

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Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on November 17, 2017 (the “Petition Date”), Real Industry, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re Real Industry, Inc., et al.”, Case No. 17-12464, in the Bankruptcy Court (the “Chapter 11 Cases”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions and orders of the Bankruptcy Code.

In connection with the Chapter 11 Cases, Real Alloy Intermediate Holding, LLC (“Intermediate Holding”), Real Alloy Holding, Inc. (“Holding”), and various other U.S. subsidiaries of Holding (the “Real Alloy Debtors”) entered into debtor-in-possession financing (the “DIP Financing”) on terms set forth in the DIP Financing Agreements, as defined below.  The DIP Financing Agreements provide for a senior-secured debtor-in-possession revolving credit facility in the amount of $110 million provided by Bank of America, N.A., the Real Alloy Debtors’ prepetition asset-based lender (the “ABL Credit Agreement”), and an agreement for the issuance and purchase of up to $255 million in senior-secured debtor-in-possession notes backstopped by the largest prepetition holder of the Real Alloy Debtors’ prepetition senior-secured notes (including up to $85 million in new liquidity) (the “Note Purchase Agreement”, and together with the ABL Credit Agreement, the “DIP Financing Agreements”). On November 20, 2017, the Bankruptcy Court entered an interim order in the Chapter 11 Cases approving the DIP Financing (the “Interim Order”).  The Real Alloy Debtors executed the ABL Credit Agreement on November 20, 2017 and the Note Purchase Agreement on November 21, 2017. For the avoidance of doubt, Real Industry, Inc. is not a borrower, guarantor or credit party under the DIP Financing Agreements.

The proceeds of the DIP Financing will be used by the Real Alloy Debtors for (a) general working capital and operational expenses; (b) administration of the Chapter 11 Cases; (c) refinancing of certain existing prepetition debt; and (d) costs,  expenses, and all other payment amounts contemplated in the DIP Financing Agreements, in any such case, in accordance with a 13-week cash flow and operating forecast in form and substance approved by the ABL Lenders (as defined below) (the “Approved Budget”) and Purchasers (as defined below) subject to variances permitted by the DIP Financing Agreements.

Note Purchase Agreement

The Note Purchase Agreement was entered into and became effective on November 21, 2017, by and among Holding as issuer, Intermediate Holding and certain subsidiaries as guarantors (the “NPA Guarantors”), and the lenders party thereto (the “Purchasers”), setting forth, together with the Interim Order, the terms and conditions pursuant to which the Purchasers provide first-lien senior-secured super-priority financing in the principal amount of up to $255 million (including up to $85 million in new liquidity) secured by substantially all of the assets of the Real Alloy Debtors other than certain current assets defined in the Interim Order (the “ABL Priority Collateral”), and secured by a second-priority lien on the ABL Priority Collateral (the “DIP Term Financing”). The DIP Term Financing also provides for a “roll-up” of certain prepetition indebtedness (the “Roll-Up Notes,” as further defined in the Note Purchase Agreement).  Fees paid on the DIP Term Financing include (a) 1.5% of commitments for a closing fee due to all Purchasers in the aggregate and (b) 3.5% of commitments for a backstop fee due to the Purchasers who executed the Note Purchase Agreement on November 21, 2017. The DIP Term Financing is subject to, among other things, as a condition subsequent, entry by the Bankruptcy Court of a final order satisfactory to the Purchasers approving the DIP Term Financing (the “Final Order”).

The DIP Term Financing will mature on the date that is the earliest to occur of (a) May 18, 2017; (b) the consummation of any sale of all or substantially all of the Real Alloy Debtors’ assets in accordance with Section 363 of the Bankruptcy Code; or (c) an Event of Default, as defined in the Notes Purchase Agreement.

Interest on the DIP Term Financing accrues on the Notes (as defined in the Note Purchase Agreement) at a rate of 11.50% per annum and an additional 2.00% per annum during the continuance of an Event of Default, payable monthly. Interest on the DIP Term Financing accrues on the Roll-Up Notes at a rate of 10.00% per annum, payable upon maturity or default.  Repayment and prepayment of any principal of the DIP Term Financing can be made without a premium or penalty.

Pursuant to the terms of the Note Purchase Agreement, certain U.S. subsidiaries of Holding will guarantee the obligations of Holding under the Note Purchase Agreement. Subject to certain exceptions, the DIP Term Financing will be secured by a first-priority senior-secured lien on substantially all of the assets of the Real Alloy Debtors other than the ABL Priority Collateral and a second-priority senior-secured lien on the ABL Priority Collateral. The security interests and liens granted in favor of the Purchasers are subject only to certain carve-outs and permitted liens, as set forth in the Note Purchase Agreement and the Interim Order. The DIP Term Financing is subject to certain covenants, including, without limitation, covenants related to the incurrence of additional debt, granting of liens, the making of restricted payments, compliance with the Approved Budget (subject to certain permitted variances) and certain bankruptcy-related covenants, in each case as set forth in the Note Purchase Agreement. The DIP Term Financing is subject to certain mandatory prepayment events, including, without limitation, upon the sale of certain assets, and certain events of default, including, without limitation, payment defaults, cross-defaults to other indebtedness and certain bankruptcy-related defaults.

The DIP Term Financing includes covenants requiring compliance by the Real Alloy Debtors of the “Sale/Chapter 11 Milestones” contained in the Interim Order, including: (i) submission of a motion to the Bankruptcy Court to approve the sale of substantially all of the assets of the Real Alloy Debtors pursuant to Section 363 of the Bankruptcy Code (a “Sale”) and procedures for such sale (the “Sale Procedures”); (ii) within 14 days following the Petition Date, retention of a chief restructuring officer by the Real Alloy Debtors; (iii) within 35 days following the Petition Date, an order of the Bankruptcy Court approving the Sales Procedures (the “Bid Procedures Order”), including allowing the Purchasers and the holders of the Real Alloy Debtors’ prepetition senior secured notes (the “Prepetition Notes”) to credit bid in the Sale process for up to the full amount of their DIP Term Financing and Prepetition Notes, respectively; (iv) within 75 days following the Petition Date (extendable by up to 25 days by the Purchasers provided that no Event of Default has occurred or has been waived by the Purchasers), the selection and Bankruptcy Court approval of a stalking horse bid, which shall include full cash payment for all Real Alloy Debtors’ prepetition asset-based lending and ABL Credit Agreement obligations (collectively, the “Aggregate ABL Obligations”); (v) within 130 days following the Petition Date, conduct of a sale auction by the Real Alloy Debtors for substantially all of their assets, in accordance with the Bid Procedures Order (the “Auction”); (vi) within one day of the conclusion of the Auction, selection of a successful bidder and a back-up bidder; (vii) within five days of the conclusion of the Auction, Bankruptcy Court approval of the sale and entry of an order authorizing and approving the sale and related transactions; and (viii) within 160 days after the Petition Date, closing of the Sale and full cash payment of the Aggregate ABL Obligations.

The foregoing description of the DIP Term Financing does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement filed as Exhibit 10.1, hereto and incorporated herein by reference.

ABL Credit Agreement

The ABL Credit Agreement was entered into on and effective as of November 20, 2017, by and among Intermediate Holding, Holding, Real Alloy Recycling, Inc., Real Alloy Specialty Products, Inc., Real Alloy Specification, Inc., and ETS Schaefer, LLC as borrowers (collectively, the “ABL Borrowers”), the guarantors under the Real Alloy Debtors’ prepetition ABL facility and Real Alloy Canada, Ltd. as guarantors (the “ABL Guarantors”), Bank of America, N.A. and certain other “Lenders” described therein (the “ABL Lenders”) and sets forth the terms and conditions pursuant to which the ABL Lenders will provide up to $110 million of senior-secured super-priority debtor-in-possession financing (the “DIP Revolving Financing”).

Borrowings under the DIP Revolving Financing will be available upon the satisfaction of customary conditions precedent thereto and subject to availability under the Borrowing Base (as defined in the ABL Credit Agreement) in effect from time to time. Such Borrowing Base and availability under the ABL Credit Agreement are reduced by the outstanding principal amount of the Prepetition First-Lien Loans (as defined in the ABL Credit Agreement). Subject to certain exceptions, all cash held by the Real Alloy Debtors and all proceeds of the Real Alloy Debtors’ assets subject to a lien in favor of the DIP Revolving Lenders (as defined in the ABL Credit Agreement) will repay the principal of the Prepetition First-Lien Loans (as defined in the ABL Credit Agreement) and such repayments should create availability under the ABL Credit Agreement.

The DIP Revolving Financing will mature on the date that is the earliest to occur of (a) May 20, 2018; (b) the consummation of any sale of all or substantially all of the ABL Priority Collateral pursuant to Section 363 of the Bankruptcy Code; (c) if the Final Order has not been entered, December 25, 2017; and (d) the effective date of any chapter 11 plan of any Real Alloy Debtor, unless otherwise agreed by the ABL Lenders.

Interest on the outstanding principal amount of loans under the ABL Credit Agreement shall be payable on the same schedule as under the Real Alloy Debtors’ prepetition ABL facility at a per-annum rate based on, at the option of the Real Alloy Debtors, either (a) the Base Rate plus the Applicable Margin, each as defined in the Interim Order, or (b) LIBOR plus the Applicable

Margin. The Real Alloy Debtors shall pay to the ABL Lenders an unused line fee on the same basis as the Real Alloy Debtors’ prepetition ABL facility and a closing fee of $1.1 million payable upon entry of the Interim Order.

Pursuant to the terms of the ABL Credit Agreement, certain subsidiaries of the Company will guarantee the obligations under the DIP Revolving Financing. Subject to certain exceptions, the DIP Revolving Financing will be secured by a first-priority senior-secured lien on the ABL Priority Collateral, including control over certain of the Real Alloy Debtors’ deposit accounts, and a second-priority lien on substantially all of the assets of the Real Alloy Debtors other than the ABL Priority Collateral. The security interests and liens granted in favor of the ABL Lenders are subject to certain carve-outs and permitted liens, as set forth in the ABL Credit Agreement and the Interim Order. The DIP Revolving Financing is subject to certain covenants, including, without limitation, covenants related to the incurrence of additional debt, granting of liens, the making of restricted payments, compliance with the Approved Budget (subject to certain permitted variances) and certain bankruptcy-related covenants, in each case as set forth in the ABL Credit Agreement. The DIP Revolving Financing is subject to certain prepayment events, including, without limitation, upon the sale of certain assets, and certain events of default, including, without limitation, payment defaults, cross-defaults to other indebtedness and certain bankruptcy-related defaults.

In connection with the DIP Revolving Financing, the Real Alloy Debtors also entered into certain guaranties and collateral agreements with Bank of America, N.A.

The DIP Revolving Financing includes covenants requiring compliance by the Real Alloy Debtors with milestones substantially identical to the Sale/Chapter 11 Milestones, as described above.

The foregoing description of the DIP Revolving Financing does not purport to be complete and is qualified in its entirety by reference to the ABL Credit Agreement filed as Exhibit 10.2, respectively, hereto and incorporated herein by reference.

Item 8.01	Other Events.

As previously announced, on November 20, 2017, the Bankruptcy Court granted interim relief on a number of “first day” motions in the Chapter 11 Proceedings (the “First Day Orders”). One of the First Day Orders was that certain Interim Order (A) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Stock and (B) Granting Related Relief (the “Trading Order”), which adopts certain procedures with respect to the equity of the Company, providing that:

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any person or entity who is or becomes (i) a beneficial owner of at least 1.34 million shares of the Company’s common stock (which represents approximately 4.5% of the issued and outstanding common stock) or (ii) a holder of the Company’s Series B Non-Participating Preferred Stock (each of (i) and (ii), a “Substantial Shareholder”) shall file with the Bankruptcy Court, with copy to counsel and any official committee appointed in the Chapter 11 Proceedings, a declaration of such status within 20 days after service of the Notice of Order (which was November 22, 2017), or within 14 days after becoming a Substantial Shareholder;

●

at least 14 days prior to effectuating any transfer of equity securities that would result in (A) an increase in the amount of Company equity securities beneficially owned by a Substantial Shareholder, or (B) an increase in the amount of Company common stock beneficially owned by a person or entity which would result in such person becoming a Substantial Shareholder, such person or entity shall file with the Bankruptcy Court a notice of such proposed transfer (“Declaration of Intent to Accumulate Stock”);

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at least 14 days prior to effectuating any transfer of beneficial ownership of equity securities that would result in (A) a decrease in the amount of Company equity securities beneficially owned by a Substantial Shareholder, or (B) a person or entity ceasing to be a Substantial Shareholder, such person or entity shall file with the Bankruptcy Court a notice of such proposed transfer (with a Declaration of Intent to Accumulate Stock, a “Declaration of Proposed Transfer”); and

●

the Debtors and any official committee appointed in the Chapter 11 Proceedings shall have 7 days after the filing of a Declaration of Proposed Transfer to object to the proposed transfer of the Company’s equity securities (a “Proposed Transfer”) on the grounds that the Proposed Transfer might adversely affect the Company’s ability to utilize its net operating losses (“NOLs”), and any such objection shall serve to render the Proposed Transfer ineffective until the Debtors or official committee withdraws the objection or the Bankruptcy Court enters a final, non-appealable order approving the Proposed Transfer. If the Debtors or an official committee do not object within the 7-day period, such Proposed Transfer can proceed as set forth in the Declaration of Proposed Transfer. Additional Proposed Transfers are each subject to the above procedures.

Further, the Trading Order provides that:

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any person or entity who is or becomes, at any time since December 31, 2013, a beneficial owner of 50% or more of any class of the Company’s equity securities (a “50-Percent Shareholder”) shall file with the Bankruptcy Court, with copy to counsel and any official committee appointed in the Chapter 11 Proceedings a declaration of such status within 30 days after the effective date of the notice of entry of the Interim Order (which was November 20, 2017), or within 10 business days after becoming a 50-Percent Shareholder;

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at least 15 days prior to filing any federal or state tax return, or amendment to such return, that claims any deduction for worthlessness of stock for a tax year ending before the Debtors’ emergence from Chapter 11 protection, a 50-Percent Shareholder shall file with the Bankruptcy Court a notice of such intended claim of worthlessness (“Declaration of Intent to Claim Worthlessness”); and

●

the Debtors and any official committee appointed in the Chapter 11 Proceedings shall have 10 business days after the filing of a Declaration of Intent to Claim Worthlessness to object to the proposed claim of worthlessness of the Company’s equity securities (a “Proposed Declaration of Worthlessness”) on the grounds that such Proposed Declaration of Worthlessness might adversely affect the Company’s ability to utilize its NOLs, and any such objection shall serve to render the filing of any tax return in which the Proposed Declaration of Worthlessness is made ineffective until the Debtors or official committee withdraws the objection or the Bankruptcy Court sustains the objection. If the Bankruptcy Court sustains the objection, the 50-Percent Shareholder must file an amended tax return revoking the proposed deduction. If the Debtors or an official committee do not object within the 10-business day period, such Proposed Declaration of Worthlessness can proceed as set forth in the Declaration of Intent to Claim Worthlessness. Additional tax returns or amendments of tax returns including claims of worthlessness of the Company’s equity securities are each subject to the above procedures.

A final hearing on the motion for a final order has been scheduled by the Bankruptcy Court to be held on January 17, 2018. Any objections or responses to entry of the proposed final order shall be filed with the clerk of the Bankruptcy Court on or before January 10, 2018 and served upon the applicable notice parties.

The Trading Order does not amend or supersede the other protections for the NOLs found in the Company’s Amended and Restated Bylaws (the “Bylaws”) or the Company’s Amended and Restated Rights Agreement (the “Rights Agreement”). The Bylaws include certain restrictions on transactions involving Company common stock by persons or entities who own, or as a result of the transaction would own, 4.9% or more of the Company’s common stock.  Any acquisition of common stock above this level is void, unless the Board of Directors approves the acquisition. Further, the Rights Agreement allow the Company’s Board of Directors, in the event that a person or entity acquires beneficial ownership of 5% or more of, or announces a merger, acquisition, tender offer or exchange offer for, the Company’s common stock, to trigger the rights of all other common stockholders to purchase shares of the Company’s common stock at a discount in order to dilute the acquiring person or entity.

The foregoing description of the Trading Order does not purport to be complete and is qualified in its entirety by reference to the Trading Order filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in its securities during the pendency of the Chapter 11 Proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of such securities in the Chapter 11 Proceedings.

Additional Information on the Chapter 11 Proceedings

Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/realindustry.  Additional information on Real Industry can be found at its website www.realindustryinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on our current expectations, estimates, and projections about the businesses and prospects of the Company, Real Alloy and their subsidiaries (“we” or “us”), as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: our financial and operational results, as well as our expectations for future financial trends and performance of our business in future periods; our strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on our businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for our businesses; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results while in Chapter 11 proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of Real Alloy’s Senior Secured Notes, its asset-based facility lender, and its trade creditors; risks and uncertainties with performing under the terms of the debtor-in-possession (“DIP”) financing and any other arrangement with lenders or creditors while in Chapter 11 proceedings; our ability to retain employees, suppliers and customers as a result of Chapter 11 proceedings; Real Alloy’s ability to conduct business as usual in the United States and worldwide; Real Alloy’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from Real Alloy; Real Alloy’s ability to continue to pay suppliers; Real Alloy’s ability to fund ongoing business operations through the DIP financing; the use of the funds anticipated to be received in the DIP financing; the ability to control costs during Chapter 11 proceedings; the risk that our Chapter 11 proceedings may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of the Company to preserve and utilize the NOLs following Chapter 11 proceedings; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to evaluate and close potential M&A opportunities; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the bankruptcy court; negotiations with Real Alloy’s debtholders and our creditors; our ability to meet the requirements, and compliance with the terms, including restrictive covenants, of the DIP financing and any other financial arrangement while in Chapter 11 proceedings; adverse litigation; changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity and scrap price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; the impact of tariffs and trade regulations on our operations; the impact of any changes in U.S. or non-U.S. tax laws on our operations or the value of our NOLs; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2017, August 8, 2017 and November 9, 2017 and Form 10-K filed with the SEC on March 13, 2017, and similar disclosures in subsequent reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS.  The following exhibits are filed herewith:

Exhibit 10.1Note Purchase Agreement, dated and effective as of November 21, 2017 by and among Real Alloy Holding, Inc., the NPA Guarantors and the Purchasers.

Exhibit 10.2ABL Credit Agreement, dated and effective as of November 20, 2017, by and among the ABL Borrowers, ABL Guarantors, and ABL Lenders.

Exhibit 99.1Interim Order of the Bankruptcy Court regarding Certain Transfers and Tax Declarations of Real Industry Common Stock.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Note Purchase Agreement, dated and effective as of November 21, 2017 by and among Real Alloy Holding, Inc., the NPA Guarantors and the Purchasers.
10.2	ABL Credit Agreement, dated and effective as of November 20, 2017, by and among the ABL Borrowers, ABL Guarantors, and ABL Lenders.
99.1	Interim Order of the Bankruptcy Court regarding Certain Transfers and Tax Declarations of Real Industry Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.

Date: November 27, 2017	By:	/s/ Kelly G. Howard
	Name:	Kelly G. Howard
	Title:	Executive Vice President and General Counsel